Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 25 to the Registration Statement (Form N-4, No. 333-100207) of Separate
Account N of ReliaStar Life Insurance Company, and to the incorporation by reference therein of our reports dated (a) April 4, 2014, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company and (b) April 14, 2014, with respect to the financial statements of Separate Account N of ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 11, 2014